Exhibit 99.8(c)

MASTER ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated

August 1, 2006

Appendix A, as revised:

February 27, 2007 (Addition of MFS Series Trust XIV)

MASTER ADMINISTRATIVE SERVICES AGREEMENT

MASTER ADMINISTRATIVE SERVICES AGREEMENT initially dated the 1st day of March, 1997, and as amended and restated on this 1st day of August, 2006, by and among Massachusetts Financial Services Company, a Delaware corporation (the “Administrator”), and each of the funds (or trusts acting on behalf of their series) identified from time to time on Exhibit A hereto (each a “Fund” and collectively the “Funds”).

W I T N E S S E T H:

WHEREAS, the Funds have entered into Investment Advisory Agreements with the Administrator (the “Advisory Agreements”) pursuant to which the Administrator provides investment advisory services to the Funds;

WHEREAS, the Funds desire to retain the Administrator to render the legal, financial administration and other administrative services required by the Funds in the manner and on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and hereinafter set forth, the parties covenant and agree as follows:

1. Administrative Services. The Administrator shall, at its expense (subject to Sections 2 and 3 hereof), and subject always to the control of the trustees, directors or other governing body of the Funds (referred to herein as “Trustees”), manage, supervise and conduct all of the day-to-day and ordinary course non-investment related affairs and business of the Funds and matters incidental thereto not required to be provided by the Administrator under the Advisory Agreements (together “Administrative Services”). Exhibit B hereto lists various categories of Administrative Services to be provided by the Administrator hereunder, it being understood that such list is not exhaustive and that the Funds may require Administrative Services in addition to those specified or referenced in Exhibit B. If there occurs a material change in the laws, rules or regulations governing the Funds or related Fund policies that materially increase or decrease the types or quantities of Administrative Services required by the Funds, the Funds and the Administrator shall negotiate in good faith an adjustment to the Administrative Fee payable under Section 5 hereof. In the performance of its duties, the Administrator will comply with the provisions of the Declaration of Trust and Bylaws of each Fund and applicable law, and shall comply with such compliance and other policies and procedures as the Trustees may adopt, approve or determine from time to time.

2. Responsibility for Charges and Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement and any expenses that are paid by the Funds or by a party other than the Funds on behalf of the Funds under the terms of any other agreement to which the Funds are a party or a third-party beneficiary. The Administrator further agrees to pay or cause its affiliates to pay all salaries, fees, and expenses of any officer or Trustee of the Funds who is an officer, director, or employee of the Administrator or an affiliate of the Administrator. The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense, provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. The Administrator shall not, under the terms of this Agreement, bear the categories of expenses listed on Exhibit C hereto (although the Administrator or an affiliate may bear certain of these expenses under one or more other agreements).

3. Administrative Services Provided by Third Parties. It is acknowledged and agreed that the Funds will require and bear the costs of administrative services to be provided by third parties in addition to Administrative Services which the Administrator is required to provide or procure at its own expense under this Agreement, such as legal services to be provided by legal counsel to the Funds and the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940) of the Funds (“Independent Trustees”), and services to be provided to the Funds by independent accountants or other auditors or consultants which would otherwise constitute Administrative Services (“Separate Third Party Services”). It is further acknowledged and agreed that, from time to time, due to resource constraints or otherwise, the Administrator may cause or arrange for third parties to provide Administrative Services that the Administrator is required to provide or procure at its own expense under this Agreement (e.g., the use of outside legal counsel to draft routine Fund proxy statements or prospectuses) (“Outsourced Third Party Services”). Subject to any policies or procedures that are adopted by the Funds, the Administrator shall pay for the costs of any Outsourced Third Party Service unless it obtains the approval of the Trustees (or a committee or other delegate of the Trustees) for the Funds to bear some or all of such costs prior to causing or arranging for the Outsourced Third Party Service to be provided to the Funds. The parties recognize that there may be circumstances in which it is unclear as to whether a particular administrative service provided by a third party constitutes a Separate Third Party Service or an Outsourced Third Party Service. Subject to any policies or procedures that are adopted by the Funds, the Administrator shall use its best efforts to identify and bring such circumstances to the attention of the Trustees, in which case the Trustees shall, in good faith, determine whether the particular service constitutes a Separate Third Party Service or an Outsourced Third Party Service for purposes of this Agreement. 1

4. Maintenance of Books and Records. With respect to the provision of Administrative Services, the Administrator will preserve for each Fund that is registered as an investment company with the Securities and Exchange Commission (the “SEC”) all records required to be maintained as prescribed by the rules and regulations of the SEC in the manner and for the time periods prescribed by such rules. The Administrator agrees that all such records shall be the property and under the control of each Fund for which they are maintained and shall be made

[1]

The Funds/Trustees and the Administrator may from time to time develop written policies designed to delineate various administrative services and responsibilities to be provided by third party service providers to the Funds or the Independent Trustees (for which the Funds bear the associated expenses), on the one hand, and those to be provided by the Administrator at is own expense, on the other, as well as procedures to be followed by the Administrator in utilizing third party service providers on behalf of the Funds. In this regard, reference is made to the document entitled “Role of Ropes & Gray LLP as Counsel to the MFS Funds and the Independent Trustees,” as it may be amended from time to time.

available, within five business days of any request therefore, to the Fund’s Trustees or independent accountants during regular business hours at the Administrator’s offices. In the event of termination of this Agreement for any reason, all such records shall be returned, without charge, promptly to the appropriate Fund, free from any claim or retention of rights by the Administrator, except that the Administrator may retain copies of such records.

5. Administrative Fee. Each Fund shall pay the Administrator a fee as agreed to from time to time and as set forth in Exhibit D hereto (the “Administrative Fee”). The Administrative Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Administrator on the second to last business day of each calendar month. If this Agreement becomes effective or terminates before the end of any calendar month, the Administrative Fee for the period from the effective date to the end of such calendar month or from the beginning of such calendar month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

6. Non-Exclusivity. The services of the Administrator to the Funds hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others.

7. Standard of Care. Neither the Administrator, nor any of its directors, officers, stockholders, agents or employees, shall be liable or responsible to any Fund or its shareholders for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by the Administrator of its duties under this Agreement, except for liability resulting from (a) willful misfeasance, (b) bad faith, (c) gross negligence, or (d) reckless disregard by the Administrator of its obligations and duties under this Agreement.

8. Term, Termination, Amendment and Assignment. This Agreement shall begin on the date first written above and shall continue indefinitely with respect to each Fund until terminated as follows:

(i) the Agreement may be terminated at any time, without payment of any penalty, by the Trustees of the Fund upon sixty (60) days’ written notice to the Administrator;

(ii) the Agreement may be terminated by the Administrator with respect to any Fund at any time upon sixty (60) days’ written notice to the Fund; and

(iii) if the Trustees of the Fund, including a majority of the Independent Trustees, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

This Agreement may be amended at any time by a written agreement executed by each party hereto and may be assigned with respect to any Fund only with the written consent of the Fund and the Administrator.

9. Miscellaneous.

a.	Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

b.	Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

c.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d.	Joinder of Funds. In the event that additional funds are created from time to time which desire to retain the Administrator to provide them with Administrative Services pursuant to this Agreement, the Administrator and the additional fund may jointly amend Schedule A hereto to add the additional fund, and the additional fund shall thereafter be deemed a “Fund” for all purposes of this Agreement. The consent of the other parties to this Agreement shall not be required to amend Schedule A hereto.

e.	Scope of Fund’s Obligations. A copy of the Declaration of Trust of each Fund (or trust of which the Fund is a series) organized as a Massachusetts business trust (each a “Trust”), is on file with the Secretary of State of The Commonwealth of Massachusetts. The Administrator acknowledges that the obligations of or arising out of this Agreement are not binding upon any of a Trust’s Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest thereunder and hereunder. If this Agreement is executed by a Trust on behalf of one or more series of the Trust, the Administrator further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf the Trust has executed this Agreement. The Administrator also agrees that the obligations of each Fund hereunder shall be several and not joint nor joint and several, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affiliated, as of the date first written above.

On behalf of the MFS Family of Funds, MFS Closed-End Funds and MFS Institutional Funds listed on Exhibit A hereto

By:	J. ATWOOD IVES
J. Atwood Ives
Chair of the Trustees

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:	ROBERT C. POZEN
Robert C. Pozen
Chairman

As of February 27, 2007

Master Administrative Services Agreement - Exhibit A

Funds

I.	MFS Family of Funds

MFS Series Trust I:

MFS Cash Reserve Fund

MFS Core Equity Fund

MFS Core Growth Fund

MFS New Discovery Fund

MFS Research International Fund

MFS Strategic Growth Fund

MFS Technology Fund

MFS Value Fund

MFS Series Trust II:

MFS Emerging Growth Fund

MFS Series Trust III:

MFS High Income Fund

MFS High Yield Opportunities Fund

MFS Municipal High Income Fund

MFS Series Trust IV:

MFS Government Money Market Fund

MFS Mid Cap Growth Fund

MFS Money Market Fund

MFS Municipal Bond Fund

MFS Series Trust V:

MFS International New Discovery Fund

MFS Research Fund

MFS Total Return Fund

MFS Series Trust VI:

MFS Global Equity Fund

MFS Global Total Return Fund

MFS Utilities Fund

MFS Series Trust VII:

MFS Capital Opportunities Fund

MFS Series Trust VIII:

MFS Global Growth Fund

MFS Strategic Income Fund

MFS Series Trust IX:

MFS Bond Fund

MFS Inflation-Adjusted Bond Fund

MFS Intermediate Investment Grade Bond Fund

MFS Limited Maturity Fund

MFS Municipal Limited Maturity Fund

MFS Research Bond Fund

MFS Research Bond Fund J

MFS Series Trust X:

MFS Aggressive Growth Allocation Fund

MFS Conservative Allocation Fund

MFS Emerging Markets Debt Fund

MFS Emerging Markets Equity Fund

MFS Floating Rate High Income Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS International Growth Fund

MFS International Value Fund

MFS Moderate Allocation Fund

MFS New Endeavor Fund

MFS Strategic Value Fund

MFS Series Trust XI:

MFS Mid Cap Value Fund

MFS Union Standard Equity Fund

MFS Series Trust XII:

MFS Lifetime Retirement Income Fund

MFS Lifetime 2010 Fund

MFS Lifetime 2020 Fund

MFS Lifetime 2030 Fund

MFS Lifetime 2040 Fund

MFS Sector Rotational Fund

MFS Series Trust XIII:

MFS Diversified Income Fund

MFS Government Securities Fund

MFS Series Trust XIV:

MFS Institutional Money Market Portfolio

MFS Institutional Municipal Money Market Portfolio

MFS Municipal Series Trust:

MFS Alabama Municipal Bond Fund

MFS Arkansas Municipal Bond Fund

MFS California Municipal Bond Fund

MFS Florida Municipal Bond Fund

MFS Georgia Municipal Bond Fund

MFS Maryland Municipal Bond Fund

MFS Massachusetts Municipal Bond Fund

MFS Mississippi Municipal Bond Fund

MFS New York Municipal Bond Fund

MFS North Carolina Municipal Bond Fund

MFS Pennsylvania Municipal Bond Fund

MFS South Carolina Municipal Bond Fund

MFS Tennessee Municipal Bond Fund

MFS Virginia Municipal Bond Fund

MFS West Virginia Municipal Bond Fund

MFS Municipal Income Fund

MFS Growth Opportunities Fund

Massachusetts Investors Growth Stock Fund

MFS Government Limited Maturity Fund

Massachusetts Investors Trust

II.	MFS Closed-End Funds

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

III.	MFS Institutional Funds

MFS Institutional Trust:

MFS Institutional International Equity Fund

MFS Institutional International Research Equity Fund

MFS Institutional Large Cap Growth Fund

MFS Institutional Large Cap Value Fund

MFS Variable Insurance Trust:

MFS Capital Opportunities Series

MFS Emerging Growth Series

MFS Global Equity Series

MFS High Income Series

MFS Investors Growth Stock Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS Money Market Series

MFS New Discovery Series

MFS Research Bond Series

MFS Research International Series

MFS Research Series

MFS Strategic Income Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series